Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter Net Income of $94.5 Million

Third quarter 2021 Financial Highlights (all comparisons to prior year unless otherwise noted)

•	GAAP net income of $94.5 million, or $1.94 per diluted share; net operating income of $95.1 million, or $1.95 per diluted share.
•	Pre-tax, pre-provision (PTPP) income of $108.8 million, an increase of $9.4 million.
•	Quarterly average loan balances increased $1.0 billion, or 6.5%.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 15.3% on a linked-quarter, annualized basis.
•	Quarterly average deposits grew 22.0% to $29.4 billion.

KANSAS CITY, Mo. (October 26, 2021) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the third quarter of 2021 of $94.5 million, or $1.94 per diluted share, compared to $87.4 million, or $1.79 per diluted share, in the second quarter of 2021 (linked quarter) and $73.1 million, or $1.52 per diluted share, in the third quarter of 2020.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $95.1 million, or $1.95 per diluted share, for the third quarter of 2021, compared to $87.6 million, or $1.80 per diluted share, for the linked quarter and $76.4 million, or $1.59 per diluted share, for the third quarter of 2020. Pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), a non-GAAP measure reconciled to the components of net income before taxes, the nearest comparable GAAP measure, later in this release, was $115.3 million, or $2.37 per diluted share, for the third quarter of 2021, compared to $138.0 million, or $2.83 per diluted share, for the linked quarter, and $106.2 million, or $2.21 per diluted share, for the third quarter of 2020. These PTPP-FTE results represent a decrease of 16.4% on a linked-quarter basis and an increase of 8.6% compared to the third quarter of 2020.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3	Q2	Q3
	2021	2021	2020
Net income (GAAP)	$94,467	$87,412	$73,092
Earnings per share (diluted)	1.94	1.79	1.52

Pre-tax, pre-provision income (Non-GAAP)	108,803	131,322	99,385
Pre-tax, pre-provision earnings per share (diluted)	2.23	2.70	2.07

Pre-tax, pre-provision income - FTE (Non-GAAP)	115,347	137,951	106,182
Pre-tax, pre-provision earnings per share - FTE (diluted)	2.37	2.83	2.21

Net operating income (Non-GAAP)	95,112	87,634	76,434
Operating earnings per share (diluted)	1.95	1.80	1.59

GAAP
Return on average assets	1.04%	1.02%	0.99%
Return on average equity	11.89	11.43	10.23
Efficiency ratio	65.62	60.41	66.14

Non-GAAP
Operating return on average assets	1.05%	1.03%	1.03%
Operating return on average equity	11.97	11.46	10.70
Operating efficiency ratio	65.36	60.33	64.69

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2021	2020
Net income (GAAP)	$274,522	$130,182
Earnings per share (diluted)	5.64	2.69

Pre-tax, pre-provision income (Non-GAAP)	342,191	273,283
Pre-tax, pre-provision earnings per share (diluted)	7.03	5.65

Pre-tax, pre-provision income - FTE (Non-GAAP)	362,042	293,162
Pre-tax, pre-provision earnings per share - FTE (diluted)	7.44	6.06

Net operating income (Non-GAAP)	275,526	138,388
Operating earnings per share (diluted)	5.66	2.86

GAAP
Return on average assets	1.07%	0.62%
Return on average equity	11.95	6.30
Efficiency ratio	64.06	68.40

Non-GAAP
Operating return on average assets	1.07%	0.66%
Operating return on average equity	11.99	6.69
Operating efficiency ratio	63.93	67.18

“Our market share gains continue to differentiate us from our peers as evidenced in our third quarter 2021 results,” said Mariner Kemper, chairman, president and chief executive officer. “Excluding PPP, average loans increased 15.3% on a linked quarter annualized basis, driven by solid performance in commercial and industrial lending, as well as in both commercial and residential real estate. Asset quality remained strong in the quarter, with net charge offs of just seven basis points and a $5.0 million reduction in provision for credit losses. Additionally, on a year-to-date basis, total revenue increased 9.8% compared to 2020 despite a challenging interest rate environment, highlighting the resilience of our business model.”

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Net interest income	$209,765	$201,071	$184,384	$8,694	$25,381
Noninterest income:
Trust and securities processing	56,914	53,863	50,552	3,051	6,362
Trading and investment banking	5,936	8,670	8,678	(2,734)	(2,742)
Service charges on deposit accounts	19,881	22,592	19,650	(2,711)	231
Insurance fees and commissions	285	245	259	40	26
Brokerage fees	2,899	2,592	4,819	307	(1,920)
Bankcard fees	17,198	16,063	15,295	1,135	1,903
Investment securities (losses) gains, net	(3,510)	15,455	(475)	(18,965)	(3,035)
Other	8,304	12,109	14,218	(3,805)	(5,914)
Total noninterest income	$107,907	$131,589	$112,996	$(23,682)	$(5,089)
Total revenue	$317,672	$332,660	$297,380	$(14,988)	$20,292
Net interest income (FTE)	$216,309	$207,700	$191,181
Net interest margin (FTE)	2.52%	2.56%	2.73%
Total noninterest income as a % of total revenue	33.97	39.56	38.00

Net interest income

•

Net interest income totaled $209.8 million, which is an increase of $8.7 million as compared to the linked quarter. The benefit from growth in average earning assets was partially offset by reduced income from PPP loans. Average earning assets increased $1.5 billion, or 4.7%, driven by an increase in liquidity and investment securities, while interest-bearing liabilities increased $799.2 million, or 4.0%.

•

Net interest margin for the third quarter was 2.52%, a decrease of four basis points from the linked quarter, driven in large part by earning asset mix shift. Earning asset yields declined five basis points from the linked quarter, driven by a three-basis-point decline in securities yields and mix changes.  The cost of interest-bearing liabilities decreased one basis point to 0.22%. Net interest spread decreased four basis points to 2.43% from the linked quarter and was 20 basis points lower than the third quarter of 2020.

•

On a year-over-year basis, net interest income increased $25.4 million, or 13.8%, driven by a $2.1 billion, or 21.3% increase in average securities, coupled with a $1.0 billion, or 6.5%, increase in average loans. These increases were driven by organic loan growth, excess liquidity, and the company’s PPP participation.

•

Average deposits increased 5.9% on a linked-quarter basis and 22.0% compared to the third quarter of 2020. Average noninterest-bearing demand deposit balances increased 6.5% on a linked-quarter basis and 38.0% compared to the third quarter of 2020.

Noninterest income

•	Third quarter 2021 noninterest income decreased $23.7 million, or 18.0%, on a linked-quarter basis, largely due to:
o

A decrease of $19.0 million in investment securities gains, driven by a mark-to-market decline of $13.2 million on the company’s marketable investments, primarily in Tattooed Chef, Inc. (TTCF), as well as $5.6 million in lower gains on other equity investments that benefited the prior quarter.

o	A decrease of $3.5 million in derivative income, recorded in other income.
o

Decreases of $2.7 million in both trading and investment banking and service charges on deposits due to lower trading volume and reduced healthcare income related to customer transfer and conversion fees realized in the prior quarter, respectively.

o

These decreases were offset by increases of $3.1 million in trust and securities processing income and $1.1 million in bankcard fees.  The increase in trust and securities processing income is primarily driven by increases of $2.6 million in fund services income and $0.3 million in trust services income.  The increase in bankcard income is due to increased interchange income and reduced rebates expense.

•	Compared to the prior year, noninterest income in the third quarter of 2021 decreased $5.1 million, or 4.5%, primarily driven by:
o

A decrease of $4.0 million and $3.4 million in company-owned life insurance income and derivative income, respectively, both recorded in other income. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

o	A decrease of $3.0 million in investment securities gains, primarily due to mark-to-market valuations on the company’s equity investment in TTCF.
o	A $2.7 million decrease in trading and investment banking due to decreased trading volumes.
o

These decreases were offset by an increase of $6.4 million in trust and securities processing income and an increase of $1.1 million in bank-owned life insurance, recorded in other income. The increase in trust and securities processing was driven by increases of $7.2 million and $1.3 million in fund services income and corporate trust income, respectively, partially offset by a decrease of $2.2 million trust services income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Salaries and employee benefits	$124,986	$120,415	$124,194	$4,571	$792
Occupancy, net	12,207	12,296	12,027	(89)	180
Equipment	19,701	19,196	20,968	505	(1,267)
Supplies and services	3,379	3,469	3,442	(90)	(63)
Marketing and business development	4,863	4,797	3,038	66	1,825
Processing fees	16,562	16,501	12,812	61	3,750
Legal and consulting	7,646	8,147	7,244	(501)	402
Bankcard	4,795	4,529	4,834	266	(39)
Amortization of other intangible assets	1,110	1,157	1,524	(47)	(414)
Regulatory fees	3,186	2,769	2,309	417	877
Other	10,434	8,062	5,603	2,372	4,831
Total noninterest expense	$208,869	$201,338	$197,995	$7,531	$10,874

•

Noninterest expense for the third quarter of 2021 was $208.9 million, an increase of $7.5 million, or 3.7%, from the linked quarter and an increase of $10.9 million, or 5.5%, from the third quarter of 2020.

•	The linked-quarter increase in noninterest expense was driven by:
o	An increase of $4.6 million in salaries and employee benefits, driven primarily by increased bonus expense from higher company performance.
o	An increase of $2.7 million in operational losses, recorded in other expense.

•	The year-over-year increase in noninterest expense was driven by:
o	An increase of $3.8 million in processing fees, due to timing of software projects.
o	Increases of $3.0 million in operational losses and $1.3 million in charitable contributions expense, both recorded in other expense.
o	Increases of $1.2 million in travel and entertainment expense and $0.7 million in advertising expense, both recorded in marketing and business development.
o

An increase of $0.8 million in salary and benefit expense, driven by an increase of $4.5 million in salary and bonus expense, partially offset by a decrease of $3.7 million in employee benefit expense. The decline in employee benefit expense was primarily driven by a decrease of $2.7 million in deferred compensation expense. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

Income taxes

•

The company’s effective tax rate was 17.0% for the nine months ended September 30, 2021, compared to 11.9% for the same period in 2020. The increase in the effective tax rate for 2021 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the third quarter of 2021 were $35.9 billion compared to $34.3 billion for the linked quarter and $29.5 billion for the same period in 2020.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Commercial and industrial	$7,097,248	$7,402,653	$7,043,780	$(305,405)	$53,468
Specialty lending	486,021	505,687	456,847	(19,666)	29,174
Commercial real estate	6,285,348	6,165,780	5,744,344	119,568	541,004
Consumer real estate	2,178,010	2,068,663	1,755,249	109,347	422,761
Consumer	115,702	122,439	150,814	(6,737)	(35,112)
Credit cards	400,189	386,032	371,444	14,157	28,745
Leases and other	194,235	166,420	209,238	27,815	(15,003)
Total loans	$16,756,753	$16,817,674	$15,731,716	$(60,921)	$1,025,037

•

Average loans for the third quarter of 2021 decreased 0.4% on a linked-quarter basis and increased 6.5% compared to the third quarter of 2020 primarily due to the company’s participation in the PPP. Excluding PPP balances, average loans increased 3.8% on a linked-quarter basis.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Securities available for sale:
U.S. Treasury	$17,903	$40,013	$30,881	$(22,110)	$(12,978)
U.S. Agencies	94,049	94,794	242,504	(745)	(148,455)
Mortgage-backed	6,766,619	6,096,099	4,829,586	670,520	1,937,033
State and political subdivisions	3,530,031	3,565,443	3,407,508	(35,412)	122,523
Commercial Paper	—	—	3,478	—	(3,478)
Corporates	158,326	127,581	58,866	30,745	99,460
Total securities available for sale	$10,566,928	$9,923,930	$8,572,823	$642,998	$1,994,105
Securities held to maturity:
State and political subdivisions	$1,073,133	$1,057,091	$1,085,297	$16,042	$(12,164)
Trading securities	25,392	21,409	32,894	3,983	(7,502)
Other securities	262,453	302,981	156,816	(40,528)	105,637
Total securities	$11,927,906	$11,305,411	$9,847,830	$622,495	$2,080,076
•	Average securities available for sale increased 6.5% on a linked-quarter basis and 23.3% compared to the third quarter of 2020.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Deposits:
Noninterest-bearing demand	$11,400,143	$10,701,656	$8,260,170	$698,487	$3,139,973
Interest-bearing demand and savings	17,376,135	16,421,742	15,125,267	954,393	2,250,868
Time deposits	651,727	659,228	741,750	(7,501)	(90,023)
Total deposits	$29,428,005	$27,782,626	$24,127,187	$1,645,379	$5,300,818
Noninterest bearing deposits as % of total	38.74%	38.52%	34.24%

•	Average deposits increased 5.9% on a linked-quarter basis and 22.0% compared to the third quarter of 2020.
•	Average noninterest-bearing demand deposits increased 6.5% on a linked-quarter basis to $11.4 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2021	June 30, 2021	September 30, 2020
Total equity	$3,112,840	$3,090,244	$2,854,180
Book value per common share	64.37	63.92	59.43
Tangible book value per common share	60.44	59.96	55.19

Regulatory capital:
Common equity Tier 1 capital	$2,811,117	$2,730,062	$2,402,785
Tier 1 capital	2,811,117	2,730,062	2,402,785
Total capital	3,248,869	3,172,878	2,854,598

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.26%	11.91%	11.93%
Tier 1 risk-based capital ratio	12.26	11.91	11.93
Total risk-based capital ratio	14.17	13.84	14.17
Tier 1 leverage ratio	7.87	8.00	8.19

•	At September 30, 2021, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2021	2021	2021	2020	2020
Net charge-offs - Total loans	$3,127	$28,374	$5,310	$1,801	$5,111
Net loan charge-offs as a % of total average loans	0.07%	0.68%	0.13%	0.04%	0.13%
Loans over 90 days past due	$2,319	$1,265	$1,773	$1,952	$1,372
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.01%	0.01%	0.01%
Nonaccrual and restructured loans	$96,536	$58,219	$76,706	$87,823	$93,695
Nonaccrual and restructured loans as a % of total loans	0.59%	0.34%	0.46%	0.55%	0.59%
Provision for credit losses	$(5,000)	$24,000	$(7,500)	$5,000	$16,000

•

Provision for credit losses for the third quarter decreased $29.0 million from the linked quarter and $21.0 million from the third quarter of 2020. Provision expense in the second quarter of 2021 included the impact to the Allowance for Credit Losses (ACL) of a large charge-off, offset by the impacts of positive macro-economic metrics. The decline in provision expense in the third quarter represents a release of ACL based on positive macro-economic data and portfolio credit metrics.

•

Net charge-offs for the third quarter totaled $3.1 million, or 0.07%, of average loans, compared to $28.4 million, or 0.68%, of average loans in the linked quarter, and $5.1 million, or 0.13%, of average loans for the third quarter of 2020.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.37 per share quarterly cash dividend, payable on January 3, 2022, to shareholders of record at the close of business on December 10, 2021.

Conference Call

The company plans to host a conference call to discuss its third quarter 2021 earnings results on Wednesday, October 27, 2021, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2021 Conference Call

A replay of the conference call may be heard through November 10, 2021 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10160723. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, PTPP-FTE, PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

PTPP income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and first-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and first-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2021	2020
ASSETS
Loans	$16,469,463	$15,950,177
Allowance for credit losses on loans	(194,156)	(211,688)
Net loans	16,275,307	15,738,489
Loans held for sale	4,645	10,978
Securities:
Available for sale	11,162,690	8,719,246
Held to maturity, net of allowance for credit losses	1,087,308	1,067,501
Trading securities	68,882	49,154
Other securities	274,645	159,994
Total securities	12,593,525	9,995,895
Federal funds sold and resell agreements	1,092,104	1,101,313
Interest-bearing due from banks	5,739,267	1,613,675
Cash and due from banks	426,843	440,659
Premises and equipment, net	273,378	295,090
Accrued income	122,798	132,574
Goodwill	174,518	180,867
Other intangibles, net	15,526	22,657
Other assets	836,374	718,775
Total assets	$37,554,285	$30,250,972

LIABILITIES
Deposits:
Noninterest-bearing demand	$13,189,739	$8,752,882
Interest-bearing demand and savings	17,461,390	15,298,562
Time deposits under $250,000	415,068	491,378
Time deposits of $250,000 or more	169,613	195,085
Total deposits	31,235,810	24,737,907
Federal funds purchased and repurchase agreements	2,500,340	1,929,004
Short-term debt	—	15,000
Long-term debt	271,049	269,044
Accrued expenses and taxes	249,567	255,720
Other liabilities	184,679	190,117
Total liabilities	34,441,445	27,396,792

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,102,818	1,085,375
Retained earnings	2,116,568	1,750,389
Accumulated other comprehensive income, net	164,307	299,103
Treasury stock	(325,910)	(335,744)
Total shareholders' equity	3,112,840	2,854,180
Total liabilities and shareholders' equity	$37,554,285	$30,250,972

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
INTEREST INCOME
Loans	$159,242	$142,441	$463,949	$433,471
Securities:
Taxable interest	33,307	26,393	90,249	79,475
Tax-exempt interest	24,458	25,377	74,165	74,393
Total securities income	57,765	51,770	164,414	153,868
Federal funds and resell agreements	2,389	2,248	7,762	9,273
Interest-bearing due from banks	1,699	299	3,235	3,360
Trading securities	231	259	579	1,225
Total interest income	221,326	197,017	639,939	601,197
INTEREST EXPENSE
Deposits	6,741	9,284	20,113	50,259
Federal funds and repurchase agreements	1,596	1,730	5,261	10,061
Other	3,224	1,619	9,614	4,323
Total interest expense	11,561	12,633	34,988	64,643
Net interest income	209,765	184,384	604,951	536,554
Provision for credit losses	(5,000)	16,000	11,500	125,500
Net interest income after provision for credit losses	214,765	168,384	593,451	411,054
NONINTEREST INCOME
Trust and securities processing	56,914	50,552	165,611	143,873
Trading and investment banking	5,936	8,678	23,962	23,252
Service charges on deposit accounts	19,881	19,650	64,449	63,805
Insurance fees and commissions	285	259	950	1,051
Brokerage fees	2,899	4,819	8,825	20,432
Bankcard fees	17,198	15,295	47,934	44,756
Investment securities (losses) gains, net	(3,510)	(475)	3,609	7,624
Other	8,304	14,218	33,053	27,083
Total noninterest income	107,907	112,996	348,393	331,876
NONINTEREST EXPENSE
Salaries and employee benefits	124,986	124,194	373,082	366,192
Occupancy, net	12,207	12,027	36,438	35,618
Equipment	19,701	20,968	58,512	63,711
Supplies and services	3,379	3,442	10,340	11,412
Marketing and business development	4,863	3,038	12,005	10,962
Processing fees	16,562	12,812	48,480	39,805
Legal and consulting	7,646	7,244	21,548	19,574
Bankcard	4,795	4,834	14,280	14,243
Amortization of other intangible assets	1,110	1,524	3,647	4,916
Regulatory fees	3,186	2,309	8,501	7,886
Other	10,434	5,603	24,320	20,828
Total noninterest expense	208,869	197,995	611,153	595,147
Income before income taxes	113,803	83,385	330,691	147,783
Income tax expense	19,336	10,293	56,169	17,601
NET INCOME	$94,467	$73,092	$274,522	$130,182

PER SHARE DATA
Net income – basic	$1.96	$1.52	$5.69	$2.70
Net income – diluted	1.94	1.52	5.64	2.69
Dividends	0.37	0.31	1.01	0.93
Weighted average shares outstanding – basic	48,319,414	47,947,056	48,237,819	48,208,447
Weighted average shares outstanding – diluted	48,742,883	48,068,438	48,658,290	48,352,145

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income	$94,467	$73,092	$274,522	$130,182
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(75,717)	20,975	(198,420)	269,976
Less: Reclassification adjustment for gains included in net income	(1,058)	(311)	(5,078)	(5,544)
Change in unrealized gains and losses on debt securities	(76,775)	20,664	(203,498)	264,432
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	432	(122)	3,513	19,015
Less: Reclassification adjustment for gains included in net income	(831)	(1,123)	(2,550)	(869)
Change in unrealized gains and losses on derivative hedges	(399)	(1,245)	963	18,146
Other comprehensive (loss) income, before tax	(77,174)	19,419	(202,535)	282,578
Income tax benefit (expense)	18,374	(4,578)	48,502	(66,655)
Other comprehensive (loss) income	(58,800)	14,841	(154,033)	215,923
Comprehensive income	$35,667	$87,933	$120,489	$346,105

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	130,182	215,923	—	346,105
Dividends ($0.93 per share)	—	—	(45,192)	—	—	(45,192)
Purchase of treasury stock	—	615	—	—	(60,180)	(59,565)
Forfeitures of equity awards, net of issuances	—	565	—	—	43	608
Recognition of equity-based compensation	—	9,834	—	—	—	9,834
Sale of treasury stock	—	158	—	—	311	469
Exercise of stock options	—	439	—	—	2,081	2,520
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - September 30, 2020	$55,057	$1,085,375	$1,750,389	$299,103	$(335,744)	$2,854,180

Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	274,522	(154,033)	—	120,489
Dividends ($1.01 per share)	—	—	(49,200)	—	—	(49,200)
Purchase of treasury stock	—	—	—	—	(4,269)	(4,269)
Issuances of equity awards, net of forfeitures	—	(4,374)	—	—	5,069	695
Recognition of equity-based compensation	—	13,401	—	—	—	13,401
Sale of treasury stock	—	223	—	—	214	437
Exercise of stock options	—	3,118	—	—	11,221	14,339
Balance - September 30, 2021	$55,057	$1,102,818	$2,116,568	$164,307	$(325,910)	$3,112,840

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,756,753	3.77%	$15,731,716	3.60%
Securities:
Taxable	7,662,106	1.72	5,478,397	1.92
Tax-exempt	4,240,408	2.90	4,336,539	2.95
Total securities	11,902,514	2.14	9,814,936	2.37
Federal funds and resell agreements	1,092,266	0.87	1,177,590	0.76
Interest bearing due from banks	4,345,422	0.16	1,087,838	0.11
Trading securities	25,392	4.30	32,894	3.54
Total earning assets	34,122,347	2.65	27,844,974	2.91
Allowance for credit losses	(203,144)		(211,221)
Other assets	1,953,337		1,846,919
Total assets	$35,872,540		$29,480,672

Liabilities and Shareholders' Equity
Interest-bearing deposits	$18,027,862	0.15%	$15,867,017	0.23%
Federal funds and repurchase agreements	2,596,326	0.24	1,964,161	0.35
Borrowed funds	270,795	4.72	115,943	5.56
Total interest-bearing liabilities	20,894,983	0.22	17,947,121	0.28
Noninterest-bearing demand deposits	11,400,143		8,260,170
Other liabilities	425,385		431,528
Shareholders' equity	3,152,029		2,841,853
Total liabilities and shareholders' equity	$35,872,540		$29,480,672
Net interest spread		2.43%		2.63%
Net interest margin		2.52		2.73

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,608,711	3.74%	$14,818,893	3.91%
Securities:
Taxable	7,022,914	1.72	5,082,153	2.09
Tax-exempt	4,276,813	2.93	4,169,829	3.02
Total securities	11,299,727	2.18	9,251,982	2.51
Federal funds and resell agreements	1,280,177	0.81	1,070,071	1.16
Interest bearing due from banks	3,506,727	0.12	1,140,965	0.39
Trading securities	21,475	4.28	39,580	4.55
Total earning assets	32,716,817	2.70	26,321,491	3.15
Allowance for credit losses	(207,338)		(173,254)
Other assets	1,892,516		1,742,652
Total assets	$34,401,995		$27,890,889

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,397,225	0.15%	$15,107,688	0.44%
Federal funds and repurchase agreements	2,620,354	0.27	2,043,942	0.66
Borrowed funds	270,230	4.76	90,849	6.36
Total interest-bearing liabilities	20,287,809	0.23	17,242,479	0.50
Noninterest-bearing demand deposits	10,624,524		7,475,746
Other liabilities	418,397		411,547
Shareholders' equity	3,071,265		2,761,117
Total liabilities and shareholders' equity	$34,401,995		$27,890,889
Net interest spread		2.47%		2.65%
Net interest margin		2.55		2.82

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$143,935	$21,203	$44,627	$209,765
Provision for credit losses	(5,720)	172	548	(5,000)
Noninterest income	16,523	65,551	25,833	107,907
Noninterest expense	74,359	73,354	61,156	208,869
Income before taxes	91,819	13,228	8,756	113,803
Income tax expense	15,601	2,248	1,487	19,336
Net income	$76,218	$10,980	$7,269	$94,467

	Three Months Ended September 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$122,362	$23,375	$38,647	$184,384
Provision for credit losses	14,032	193	1,775	16,000
Noninterest income	22,464	62,688	27,844	112,996
Noninterest expense	65,175	69,667	63,153	197,995
Income before taxes	65,619	16,203	1,563	83,385
Income tax expense	8,100	2,000	193	10,293
Net income	$57,519	$14,203	$1,370	$73,092

	Nine Months Ended September 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$412,622	$64,599	$127,730	$604,951
Provision for credit losses	8,107	539	2,854	11,500
Noninterest income	60,294	202,718	85,381	348,393
Noninterest expense	209,144	217,211	184,798	611,153
Income before taxes	255,665	49,567	25,459	330,691
Income tax expense	43,427	8,419	4,323	56,169
Net income	$212,238	$41,148	$21,136	$274,522

	Nine Months Ended September 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$342,406	$84,534	$109,614	$536,554
Provision for credit losses	115,533	766	9,201	125,500
Noninterest income	57,782	191,128	82,966	331,876
Noninterest expense	186,341	215,073	193,733	595,147
Income (loss) before taxes	98,314	59,823	(10,354)	147,783
Income tax expense (benefit)	11,709	7,125	(1,233)	17,601
Net income (loss)	$86,605	$52,698	$(9,121)	$130,182

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2021.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (GAAP)	$94,467	$73,092	$274,522	$130,182
Adjustments:
Acquisition expense	—	78	—	324
Severance expense	639	2,859	763	4,648
COVID-19 related expense	190	1,358	527	5,575
Tax-impact of adjustments (i)	(184)	(953)	(286)	(2,341)
Total Non-GAAP adjustments (net of tax)	645	3,342	1,004	8,206
Net operating income (Non-GAAP)	$95,112	$76,434	$275,526	$138,388

Earnings per share - diluted (GAAP)	$1.94	$1.52	$5.64	$2.69
Acquisition expense	—	—	—	0.01
Severance expense	0.01	0.06	0.02	0.10
COVID-19 related expense	—	0.03	0.01	0.11
Tax-impact of adjustments (i)	—	(0.02)	(0.01)	(0.05)
Operating earnings per share - diluted (Non-GAAP)	$1.95	$1.59	$5.66	$2.86

GAAP
Return on average assets	1.04%	0.99%	1.07%	0.62%
Return on average equity	11.89	10.23	11.95	6.30

Non-GAAP
Operating return on average assets	1.05%	1.03%	1.07%	0.66%
Operating return on average equity	11.97	10.70	11.99	6.69

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Noninterest expense	$208,869	$197,995	$611,153	$595,147
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	—	78	—	324
Severance expense	639	2,859	763	4,648
COVID-19 related expense	190	1,358	527	5,575
Total Non-GAAP adjustments (pre-tax)	829	4,295	1,290	10,547
Operating noninterest expense (Non-GAAP)	$208,040	$193,700	$609,863	$584,600

Noninterest expense	$208,869	$197,995	$611,153	$595,147
Less: Amortization of other intangibles	1,110	1,524	3,647	4,916
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$207,759	$196,471	$607,506	$590,231

Operating noninterest expense	$208,040	$193,700	$609,863	$584,600
Less: Amortization of other intangibles	1,110	1,524	3,647	4,916
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$206,930	$192,176	$606,216	$579,684

Net interest income	$209,765	$184,384	$604,951	$536,554
Noninterest income	107,907	112,996	348,393	331,876
Less: Gains on sales of securities available for sale, net	1,058	311	5,078	5,544
Total Non-GAAP Revenue (denominator A)	$316,614	$297,069	$948,266	$862,886

Efficiency ratio (numerator A/denominator A)	65.62%	66.14%	64.06%	68.40%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	65.36	64.69	63.93	67.18

Pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income before taxes (GAAP)	$113,803	$83,385	$330,691	$147,783
Adjustments:
Provision for credit losses	(5,000)	16,000	11,500	125,500
Pre-tax, pre-provision income (Non-GAAP)	$108,803	$99,385	$342,191	$273,283

Pre-tax earnings per share - diluted (GAAP)	$2.33	$1.74	$6.79	$3.06
Provision for credit losses	(0.10)	0.33	0.24	2.59
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.23	$2.07	$7.03	$5.65

Pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net interest income	$209,765	$184,384	$604,951	$536,554
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,544	6,797	19,851	19,879
Net interest income - FTE	$216,309	$191,181	$624,802	$556,433
Noninterest income	107,907	112,996	348,393	331,876
Less: Noninterest expense	208,869	197,995	611,153	595,147
Pre-tax, pre-provision income - FTE (Non-GAAP)	$115,347	$106,182	$362,042	$293,162

Net interest income earnings per share - diluted	$4.30	$3.84	$12.43	$11.10
Tax equivalent interest	0.14	0.14	0.41	0.41
Net interest income - FTE	4.44	3.98	12.84	11.51
Noninterest income	2.22	2.35	7.16	6.86
Less: Noninterest expense	4.29	4.12	12.56	12.31
Pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.37	$2.21	$7.44	$6.06

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2021	2020
Total shareholders' equity (GAAP)	$3,112,840	$2,854,180
Less: Intangible assets
Goodwill	174,518	180,867
Other intangibles, net	15,526	22,657
Total intangibles, net	190,044	203,524
Total tangible shareholders' equity (Non-GAAP)	$2,922,796	$2,650,656

Total shares outstanding	48,355,373	48,028,679

Ratio of total shareholders' equity (book value) per share	$64.37	$59.43
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	60.44	55.19